      As filed with the Securities and Exchange Commission on December 15, 2004
                                                     REGISTRATION NO. 333-_____

--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  -------------
                        BALDWIN TECHNOLOGY COMPANY, INC.
             (Exact name of Registrant as specified in its charter)

           Delaware                                          13-3258160
(State or other jurisdiction of                            (IRS Employer
 incorporation or organization)                          Identification No.)

                                  -------------


                              Twelve Commerce Drive
                           Shelton, Connecticut 06484
                                 (203) 402-1000
      (Address, including telephone number, of Principal Executive Offices)
                                 --------------



                        BALDWIN TECHNOLOGY COMPANY, INC.
                             1996 STOCK OPTION PLAN

                            (FULL TITLE OF THE PLAN)


                                  -------------

                                 C/O HELEN OSTER
                                    SECRETARY
                        BALDWIN TECHNOLOGY COMPANY, INC.
                              TWELVE COMMERCE DRIVE
                           SHELTON, CONNECTICUT 06484
                                 (203) 402-1000

                      (Name, address and telephone number,
                   including area code, of agent for service)
                                  ------------


                                    COPY TO:

                             GARY S. ROTHSTEIN, ESQ.
                           MORGAN, LEWIS & BOCKIUS LLP
                                 101 PARK AVENUE
                            NEW YORK, NEW YORK 10178
                                 (212) 309-6000
                               FAX: (212) 309-6273
                                 ---------------


--------------------------------------------------------------------------------

                         CALCULATION OF REGISTRATION FEE

                                                       PROPOSED
                                                       MAXIMUM
                                                       OFFERING     PROPOSED MAXIMUM      AMOUNT OF
   TITLE OF SECURITIES TO BE       AMOUNT TO BE       PRICE PER         AGGREGATE        REGISTRATION
          REGISTERED              REGISTERED (1)        SHARE        OFFERING PRICE        FEE (3)
------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par      30,000            $3.25              $   97,500         $ 11.48
value                              334,500            $3.41              $1,140,645         $134.26
                                   635,500            $3.05(2)           $1,938,275         $228.14

Total                            1,000,000                                                  $373.88

(1) Pursuant to Rule 416(a), the number of shares being registered shall include an indeterminate number of additional shares of common stock which may become issuable as a result of stock splits, stock dividends, or similar transactions in accordance with the anti-dilution provisions of the 1996 Stock Option Plan.

(2) Calculated pursuant to Rules 457(c) and (h), based upon the average of the reported high and low sales prices for Class A Common Stock of Baldwin Technology Company, Inc., as reported on the American Stock Exchange on December 9, 2004.

(3) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: Proposed maximum aggregate offering price per share multiplied by 0.0001177.

                           INCORPORATION BY REFERENCE

The registrant previously registered 1,000,000 shares of Class A Common Stock, $.01 par value per share, with respect to the Baldwin Technology Company, Inc. 1996 Stock Option Plan pursuant to a Registration Statement on Form S-8, filed with the Securities and Exchange Commission on January 21, 1998 (Reg. No. 333-44631). The contents of such Registration Statement are hereby incorporated by reference herein.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, City of Shelton, State of Connecticut, on December 10, 2004.

                                        BALDWIN TECHNOLOGY COMPANY, INC.


                                        By: /s/Gerald A. Nathe
                                            ------------------------------------
                                               Gerald A. Nathe
                                               Chairman of the Board, President
                                               and Chief Executive Officer

        Each person whose signature appears below constitutes and appoints each of Gerald A. Nathe and Helen P. Oster, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following individuals in the capacities and on the date or dates indicated.

             Signature                              Title                                Date
             ---------                              -----                                ----
/s/Gerald A. Nathe                     Chairman of the Board,                     December 10, 2004
------------------------------
Gerald A. Nathe                        President, Chief Executive
                                       Officer and Director (Principal
                                       Executive Officer)

/s/Vijay C. Tharani                    Vice President, Chief Financial            December 13, 2004
------------------------------
Vijay C. Tharani                       Officer and Treasurer
                                       (Principal Financial and
                                       Accounting Officer)

                                       Director
------------------------------
Rolf Bergstrom

                                       Director
------------------------------
Akira Hara

/s/ Samuel B. Fortenbaugh III          Director                                   December 14, 2004
------------------------------
Samuel B. Fortenbaugh III

/s/ Judith A. Mulholland               Director                                   December 14, 2004
------------------------------
Judith A. Mulholland

                                        Director
------------------------------
Mark T. Becker

/s/ Ralph R. Whitney, Jr.               Director                                   December 14, 2004
------------------------------
Ralph R. Whitney, Jr.

                                    EXHIBITS



        Exhibit    Description
        -------    -----------
          4.1      Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware on November 4, 1986. Filed as Exhibit 3.1 to
                   the Company's Registration Statement on Form S-1 (No. 33-10028) and incorporated herein by reference.

          4.2      Certificate of Amendment of the Certificate of Incorporation of the Company as
                   filed with the Secretary of State of the State of Delaware on November 21, 1988.
                   Filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (No.
                   33-26121) and incorporated herein by reference.

          4.3      Certificate of Amendment of the Certificate of Incorporation of the Company as
                   filed with the Secretary of State of the State of Delaware on November 20, 1990.
                   Filed as Exhibit 3.3 to the Company's Report on Form 10-K for the fiscal year ended June 30, 1991 and incorporated herein by reference.

          4.4      By-Laws of the Company. Filed as Exhibit 3.2 to the Company's Registration
                   Statement on Form S-1 (No. 33-10028) and incorporated herein by reference.

          5.1      Opinion of Morgan, Lewis & Bockius LLP.

          23.1     Consent of PriceWaterhouseCoopers LLP

          23.2     Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1).

          24       Powers of Attorney (included on the signature page of this Registration
                   Statement).